UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2011
ALIMERA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 Windward Parkway Suite 290 Alpharetta, Georgia	30005

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (678) 990-5740
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definitive Material Agreement.
As previously disclosed, on October 14, 2010, Alimera Sciences, Inc. (the “Company”) entered into a Loan and Security Agreement (Term Loan) with Midcap Funding III, LLC and Silicon Valley Bank (the “Lenders”), pursuant to which the Company obtained a $12.5 million term loan (the “Term Loan Agreement”), as well as a Loan and Security Agreement (Working Capital Line of Credit) with Silicon Valley Bank, pursuant to which the Company obtained a $25.0 million working capital line of credit (the “Line of Credit Agreement”). On May 16, 2011, the Company entered into a First Loan Modification Agreement (Term Loan) with the Lenders, which amends certain terms of the Term Loan Agreement (the “Term Loan Modification Agreement”), as well as a First Loan Modification Agreement (Working Capital Line of Credit) with Silicon Valley Bank, which amends certain terms of the Line of Credit Agreement (the “Line of Credit Modification Agreement”). The material provisions of the Term Loan Modification Agreement and the Line of Credit Modification Agreement are described below.
Term Loan Modification Agreement
Pursuant to the original terms of the Term Loan Agreement, the Company was entitled to borrow up to $12.5 million, of which $6.25 million (“Term Loan A”) was advanced to the Company on October 14, 2010. The Company was entitled to draw down the remaining $6.25 million under the Term Loan (“Term Loan B” and together with Term Loan A, the “Term Loan”) if the United States Food and Drug Administration (the “FDA”) approved the Company’s New Drug Application (“NDA”) for ILUVIEN prior to or on July 31, 2011. Under the Term Loan Modification Agreement, the amount of Term Loan B has been increased by $4.75 million to $11.0 million and the date by which the FDA must approve the NDA in order for the Company to draw down Term Loan B has been extended until December 31, 2011. In addition, the maturity date of the Term Loan has been extended from October 31, 2013 to April 30, 2014 (the “Term Loan Maturity Date”).
To secure the repayment of any amounts borrowed under the Term Loan Agreement, the Company previously granted to the Lenders a continuing security interest in all of its assets, other than its intellectual property (provided that in the event the Company failed to meet certain financial conditions, a curable lien would be imposed on the Company’s intellectual property). Under the Term Loan Modification Agreement, the Lenders’ security interest has been expanded to include a continuing security interest in the Company’s intellectual property (provided that in the event the Company meets certain financial conditions as described therein, the Lenders’ lien on the Company’s intellectual property will be released).
The interest rate on the amount borrowed under Term Loan A remains unchanged at 11.5%, however, the Company has an additional six months to repay the principal, beginning August 31, 2011, as a result of the extension of the Term Loan Maturity Date. The interest rate on amounts borrowed, if any, under Term Loan B has increased from 12.0% to 12.5%. The Company is required to pay interest only at the rate of 12.5% on the amount borrowed, if any, under Term Loan B through April 30, 2012, and thereafter will be required to repay the principal in equal monthly installments through the Term Loan Maturity Date, plus interest.
Pursuant to the original terms of the Term Loan Agreement, if the Company were to repay the Term Loan prior to maturity, the Company would pay to the Lenders a prepayment fee equal to 5.0% of the total amount of principal then outstanding on both Term Loan A and Term Loan B if the prepayment occurred within one year after the funding date of Term Loan A (the “Term Loan A Funding Date”), 3.0% of such amount if the prepayment occurred between one year and two years after the Term Loan A Funding Date and 1.0% of such amount if the prepayment occurred thereafter (subject to a 50% reduction in the event that the prepayment occurred in connection with an acquisition of the Company). Under the Term Loan Modification Agreement, if Term Loan B is advanced to the Company, then the amount of the prepayment fee on both Term Loan A and Term Loan B will be reset to 5.0% and the time-based reduction of the prepayment fee will be measured from the funding date of Term Loan B (subject to the same 50% reduction in the event of an acquisition of the Company), rather than from the Term Loan A Funding Date.
Upon execution of the Term Loan Modification Agreement, the Company paid to the Lenders a $50,000 loan modification fee. Except as set forth above, all other fees and payments remain unchanged from the original terms of the Term Loan Agreement, with the exception that the final payment fee has been increased from 3.0% to 4.0% of the total amount borrowed under the Term Loan.

In connection with the increase in the amount of Term Loan B, the Company issued to Midcap Funding III, LLC, a warrant to purchase up to 18,136 shares of the Company’s common stock and to Silicon Valley Bank, a warrant to purchase up to 12,090 shares of the Company’s common stock (together, the “Lender Warrants”). Each of the Lender Warrants is exercisable only after Term Loan B has been advanced, has a per-share exercise price of $11.00 and has a term of 10 years. In addition, the Lenders will have certain registration rights with respect to the shares of common stock issuable upon exercise of the Lender Warrants.
The Term Loan Modification Agreement and the Lender Warrants, which are filed as Exhibits 10.1, 4.1 and 4.2, respectively, to this report on Form 8-K, are incorporated herein by reference. The foregoing description of the Term Loan Modification Agreement and the Lender Warrants is qualified in its entirety by reference to such exhibits.
Line of Credit Modification Agreement
Pursuant to the Line of Credit Modification Agreement, the maturity date was extended from October 31, 2013 to April 30, 2014, consistent with the new Term Loan Maturity Date.
To secure the repayment of any amounts borrowed under the Line of Credit Agreement, the Company previously granted to Silicon Valley Bank a continuing security interest in all of its assets, other than its intellectual property (provided that in the event the Company failed to meet certain financial conditions, a curable lien would be imposed on the Company’s intellectual property). Under the Line of Credit Modification Agreement, Silicon Valley Bank’s security interest has been expanded to include a continuing security interest in the Company’s intellectual property (provided that in the event the Company meets certain financial conditions as described therein, Silicon Valley Bank’s lien on the Company’s intellectual property will be released).
The Line of Credit Modification Agreement, which is filed as Exhibit 10.2 to this report on Form 8-K, is incorporated herein by reference. The foregoing description of the Line of Credit Modification Agreement is qualified in its entirety by reference to such exhibit.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information disclosed in Item 1.01 above is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities
The Company relied on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D, in connection with the issuance of the Lender Warrants in connection with the Term Loan Modification Agreement. The Lender Warrants and the shares of common stock issuable under the Lender Warrants, have not been registered under the Securities Act, or state securities laws, and may not be offered or sold in the United States without being registered with the SEC or through an applicable exemption from SEC registration requirements.
The other information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.
On May 17, 2011, the Company issued a press release announcing that it had entered into the Term Loan Modification Agreement and the Line of Credit Modification Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in Item 7.01 of this Current Report on Form 8-K and the press release furnished as Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
4.1	Warrant to Purchase Stock dated May 16, 2011 issued to Midcap Funding III, LLC.

4.2	Warrant to Purchase Stock dated May 16, 2011 issued to Silicon Valley Bank.

10.1	First Loan Modification Agreement (Term Loan) dated May 16, 2011 between Alimera Sciences, Inc., Midcap Funding III, LLC and Silicon Valley Bank.

10.2	First Loan Modification Agreement (Working Capital Line of Credit) dated May 16, 2011 between Alimera Sciences, Inc. and Silicon Valley Bank.

99.1	Press Release of Alimera Sciences, Inc. dated May 16, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.
By:	/s/ RICHARD S. EISWIRTH, JR.
	Name:	Richard S. Eiswirth, Jr.
	Title:	Chief Operating Officer and Chief Financial Officer

Dated: May 17, 2011